UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 19, 2008


                                    GREM USA
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             (Exact name of registrant as specified in its charter)


             Nevada                000-30567                  35-2281610
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(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification No.)

315 E. Wallace St.
Fort Wayne, Indiana                                                 46803
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(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's telephone number, including area code: (260)456-2354
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03          AMENDMENT TO ARTICLES OF INCORPORATION

            On February 6, 2008, the Company filed with the Secretary of State of the State of Nevada, a Certificate of Amendment (the "Certificate") to the Company's Articles of Incorporation. The Certificate is effective as of February 6, 2008, (the "Effective Date") The number of shares of Common Stock the Company is authorized to issue is 4,990,000,000. The company authorized 10,000,000 shares of $0.001 par value preferred stock. The same certificate of amendment also effects a 1000-for-1 reverse stock split of the Company's issued and outstanding shares of Common stock, par value $0.001(the "Reverse Split").

            As of February 2, 2008, every 1000 shares of the Company's issued and outstanding Common Stock, $0.001 par value, automatically converted to 1 share of Common Stock, $0.001 par value. No fractional shares were issued in connection with the Reverse Split. Fractional shares will be rounded down to the next whole share. The Reverse Split did not alter any voting rights or other terms of the Company's Common Stock.

            As a result of the Reverse Split, beginning February 6, 2008, the Company's Common Stock will trade on the OTC Bulletin Board under the trading symbol GRUS.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS



3(i)Exhibits.

Certificate of Amendment to the Company's Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on February 6, 2008.







                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GREM USA

                                                By:  /S/ EDWARD MIERS
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                                                    Edward Miers,
                                                    Chief Executive Officer